UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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CABLEVISION SYSTEMS CORPORATION

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The following press release was issued by Cablevision Systems Corporation on September 14, 2007:
FOR IMMEDIATE RELEASE
CABLEVISION SYSTEMS CORPORATION
SCHEDULES SPECIAL SHAREHOLDER MEETING OCTOBER 24
Bethpage, N.Y., September 14, 2007 — Cablevision Systems Corporation (NYSE: CVC) today announced that it will hold a special meeting of Cablevision shareholders on October 24, 2007 to vote on its proposed merger with an entity created by members of the Dolan Family Group, pursuant to which all outstanding shares of Cablevision that the Dolan Family Group does not already own will be converted into $36.26 per share in cash. Shareholders of record at the close of business on October 4, 2007 will be entitled to vote at the special meeting of shareholders, which will be held at 11:00 a.m. ET at Cablevision’s headquarters at 1111 Stewart Avenue, Bethpage, N.Y.
Cablevision Systems Corporation is one of the nation’s leading entertainment and telecommunications companies. Its cable television operations serve more than 3 million households in the New York metropolitan area. The company’s advanced telecommunications offerings include its iO: Interactive Optimum digital television, Optimum Online high-speed Internet, Optimum Voice digital voice-over-cable, and its Optimum Lightpath integrated business communications services. Cablevision’s Rainbow Media Holdings LLC operates several successful programming businesses, including AMC, IFC, WE tv and other national and regional networks. In addition to its telecommunications and programming businesses, Cablevision owns Madison Square Garden and its sports teams, the New York Knicks, Rangers and Liberty. The company also operates New York’s Radio City Music Hall and Beacon Theatre, and owns and operates Clearview Cinemas.
This press release is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Cablevision, and it is not a substitute for the proxy statement and other filings with the Securities and Exchange Commission (“SEC”) relating to this transaction. Investors are urged to thoroughly review and consider those filings because they contain important information, including information concerning the participants in the solicitation and their interests in the transaction. Such documents are available free of charge at the SEC’s Web site (www.sec.gov) and from Cablevision.
“Safe Harbor” Statement under the Private Securities Litigation and Reform Act of 1995:
This press release includes forward-looking statements within the meaning of the federal securities laws that are subject to risks and uncertainties, including the inability to satisfy the conditions to any proposed transaction, general economic conditions, and other factors that may be identified in filings made with the SEC by Cablevision or the Dolan Family Group.
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Contacts:

For Cablevision:		For Dolan Family Group:
Charlie Schueler	516 803-1013	George Sard / Paul Caminiti, Sard Verbinnen & Co.
Kim Kerns	516 803-2351	212 687-8080